EXHIBIT 5
                                                                     Page 1 of 4

                         CENTRAL POWER AND LIGHT COMPANY
                              DISCOUNT CALCULATION
                      THREE MONTHS ENDED SEPTEMBER 30, 1997




                                              Retail              Wholesale
                                            ------------       --------------


Weighted Cost of Capital (Annualized)           0.062949             0.063465
Average Days Outstanding                           28.34                 1.00
                                            ------------       --------------
Weighted Cost of Capital (Average
Days Outstanding)                               0.004885             0.000174
Collection Experience Factor                    0.003631
Agency Fee Rate                                 0.020000             0.020000
                                            ------------       --------------

Total Discount Factor                           0.028516             0.020174
                                            ============       ==============






ASSUMPTIONS

INTEREST RATE                                    0.05630
RETAIL ROCE                                      0.11750
WHOLESALE ROCE                                   0.12390
TAX RATE                                         0.38000
DEBT RATIO                                       0.95000
EQUITY RATIO                                     0.05000

                                                                     EXHIBIT 5
                                                                    Page 2 of 4

                       PUBLIC SERVICE COMPANY OF OKLAHOMA
                              DISCOUNT CALCULATION
                      THREE MONTHS ENDED SEPTEMBER 30, 1997




                                               Retail             Wholesale
                                            ------------       --------------


Weighted Cost of Capital (Annualized)           0.062344             0.063465
Average Days Outstanding                           33.48                82.79
                                            ------------       --------------
Weighted Cost of Capital (Average
Days Outstanding)                               0.005720             0.014402
Collection Experience Factor                    0.003630
Agency Fee Rate                                 0.020000             0.020000
                                            ------------       --------------

Total Discount Factor                           0.029350             0.034402
                                            ============       ==============






ASSUMPTIONS

INTEREST RATE                                    0.05630
RETAIL ROCE                                      0.11000
WHOLESALE ROCE                                   0.12390
TAX RATE                                         0.38000
DEBT RATIO                                       0.95000
EQUITY RATIO                                     0.05000

                                                                      EXHIBIT 5
                                                                     Page 3 of 4

                       SOUTHWESTERN ELECTRIC POWER COMPANY
                              DISCOUNT CALCULATION
                      THREE MONTHS ENDED SEPTEMBER 30, 1997




                                      Arkansas  Louisiana    Texas   Wholesale
                                      --------- ---------- --------- ---------


Weighted Cost of Capital (Annualized)  0.065247   0.065167  0.066134  0.063465
Average Days Outstanding                  42.01      40.26     43.51    149.77
                                      --------- ---------- --------- ---------
Weighted Cost of Capital (Average
Days Outstanding)                      0.007512   0.007188  0.007884  0.026052
Collection Experience Factor           0.004076   0.002916  0.002511
Agency Fee Rate                        0.020000   0.020000  0.020000  0.020000
                                      --------- ---------- --------- ---------

Total Discount Factor                  0.031588   0.030104  0.030395  0.046052
                                      ========= ========== ========= =========






ASSUMPTIONS

INTEREST RATE                           0.05630
ARKANSAS ROCE                           0.14600
LOUISIANA ROCE                          0.14500
TEXAS ROCE                              0.15700
WHOLESALE ROCE                          0.12390
TAX RATE                                0.38000
DEBT RATIO                              0.95000
EQUITY RATIO                            0.05000

                                                                      EXHIBIT 5
                                                                     Page 4 of 4

                          WEST TEXAS UTILITIES COMPANY
                              DISCOUNT CALCULATION
                      THREE MONTHS ENDED SEPTEMBER 30, 1997




                                               Retail            Wholesale
                                            ------------       --------------


Weighted Cost of Capital (Annualized)           0.062646             0.063465
Average Days Outstanding                           34.63                21.60
                                            ------------       --------------
Weighted Cost of Capital (Average
Days Outstanding)                               0.005944             0.003757
Collection Experience Factor                    0.004051
Agency Fee Rate                                 0.020000             0.020000
                                            ------------       --------------

Total Discount Factor                           0.029995             0.023757
                                            ============       ==============






ASSUMPTIONS

INTEREST RATE                                    0.05630
RETAIL ROCE                                      0.11375
WHOLESALE ROCE                                   0.12390
TAX RATE                                         0.38000
DEBT RATIO                                       0.95000
EQUITY RATIO                                     0.05000